CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of American Cannabis Company, Inc. for the year ended December 31, 2019 of our reports dated April 15, 2019 included in its Form 10K dated April 15, 2019 relating to the financial statements and financial statement schedules for the two years ended December 31, 2018 and December 31, 2017.

/s/ L&L CPAS, PA

L&L CPAS, PA

Certified Public Accountants

Cornelius, NC

The United States of America

March 30, 2020